Exhibit 99.1

For more information contact:

Investor Relations:

David Banks

Vice President Investor Relations

262-879-5055

david.banks@fiserv.com

Media Relations:

Lori Stafford

Assistant Vice President Corp. Comm.

262-879-5130

lori.stafford@fiserv.com

For immediate release:

February 6, 2008

Fiserv Reports Fourth Quarter and Year-End 2007 Results

Financial Segment and CheckFree Results Drive Strong Margins and Cash Flow Improvements;

Transformational Changes Highlight 2007 Accomplishments;

Company Provides 2008 Adjusted EPS Guidance of $3.33 to $3.47 per Share

Brookfield, Wis., Feb. 6, 2008—Fiserv, Inc. (NASDAQ: FISV), a leading provider of information management systems and services solutions, today reported financial results for the fourth quarter and full year. The 2007 financial results reflect the dispositions of certain businesses, including Fiserv Health, which was reported as discontinued operations in the fourth quarter of 2007 and for all prior periods presented.

Total revenues increased 19 percent to $1.11 billion for the fourth quarter compared with $930.1 million in 2006. For the full year, revenues were $3.92 billion, up 10 percent compared with $3.57 billion in 2006. Adjusted internal revenue growth in the company’s financial segment was 4 percent in the fourth quarter and 5 percent for the full year 2007.

GAAP earnings per share for the fourth quarter of 2007 were $0.58 per share, including $0.54 from continuing operations, compared with $0.52 in 2006. GAAP earnings per share for 2007 were $2.60 per share, including $2.42 from continuing operations, compared with $2.19 in 2006.

Adjusted earnings per share from continuing operations were $0.69 for the fourth quarter of 2007, compared with $0.58 for the fourth quarter of 2006, an increase of 19 percent. Adjusted earnings per share from continuing operations for 2007 were $2.66, compared with $2.31 for 2006, an increase of 15 percent.

Overall adjusted operating margin increased 110 basis points to 25.8 percent for the fourth quarter, and was 26.1 percent for the full year, an increase of 100 basis points compared with the prior year. Financial segment adjusted operating margin increased 200 basis points to 27.0 percent for the quarter, and for the full year was up 270 basis points to 27.1 percent compared to the prior year periods.

“Our fourth quarter financial results validate the strength of our recurring-revenue business model and cap a very strong year,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We delivered on our financial goals while significantly re-shaping the company to enhance our financial profile.”

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ACQUISITION AND DIVESTITURE ACTIVITY

Fiserv recently completed a number of transformative transactions:

•

On Dec. 3, 2007, the company completed its acquisition of CheckFree Corporation (“CheckFree”) for approximately $4.4 billion in cash, significantly enhancing its presence in the fast-growing markets of on-line bill payment, Internet banking, operational risk management and investment services.

•

On Jan. 10, 2008, Fiserv completed the disposition of a majority of its health businesses to UnitedHealthcare. The company estimates net proceeds from this transaction of approximately $460 million after income taxes, final net working capital adjustments and transaction costs.

•

On Feb. 4, 2008, Fiserv completed the sale of the majority of the Fiserv Investment Support Services (“Fiserv ISS”) business to TD Ameritrade, the first of two transactions related to the sale of these assets. The company estimates net proceeds from the TD Ameritrade transaction – including excess capital and excluding any contingent earn-out payment – of approximately $200 million. The second part of the sale – to Robert Beriault Holdings, Inc. – is expected to close by the end of the second quarter of 2008.

•

On Dec. 31, 2007, Fiserv completed the disposition of CredStar, a mortgage credit reporting unit, and, on Jan. 24, 2008, the company divested Del Mar Database, a provider of loan broker management products.

“We made great progress over the last year, focusing the company in areas that have attractive growth characteristics and will translate to more value for our clients,” said Yabuki. “We will continue to refine our mix of businesses to strengthen our leadership position in serving the financial services industry.”

OTHER BUSINESS AND OPERATING HIGHLIGHTS

•	Full-year free cash flow from continuing operations was up 15 percent to $438 million compared with 2006;

•

Overall adjusted operating margin in the fourth quarter of 2007 was 25.8 percent, up 110 basis points year over year. For the full year 2007, adjusted operating margin was 26.1 percent, up 100 basis points compared with 2006. Adjusted operating margin in the financial segment was 27.0 percent in the fourth quarter of 2007 and 27.1 percent for the full year 2007, up 200 and 270 basis points versus the prior year, respectively;

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•	Fiserv EFT completed 46 new sales in the quarter with 90 percent made within the Fiserv core processing client base;

•	In the quarter, the company added 90 clients for its branch capture product and 142 clients for its merchant capture product;

•	In the quarter, the company signed 97 new clients for its electronic bill payment services and now has nearly 3,300 electronic bill pay clients;

•

CheckFree’s Electronic Biller Services added significant content by implementing e-Bills for American Express’s 20 million U.S. consumer cardholders, and for more than 17 million U.S. policyholders of Allstate Insurance;

•

American Chartered Bank, a $2.6 billion financial institution based in Schaumburg, Ill., signed a three-year renewal agreement with Fiserv ITI Outsourcing. The bank also selected Fiserv EFT to handle processing of its debit card and ATM processing business, a competitive takeaway for Fiserv;

•

Personix, a Fiserv business unit, was selected by Misys Healthcare Systems to provide print and electronic fulfillment for clients’ billing statements and explanations of benefits. Headquartered in Raleigh, N.C., Misys Healthcare serves more than 100,000 health care professionals delivering software and services to physicians, caregivers, and the healthcare community;

•	In 2007, Fiserv added a total of 52 new de novo bank clients to its roster, an increase of 44 percent over the signings in 2006.

OUTLOOK FOR 2008

Fiserv expects full-year 2008 adjusted earnings from continuing operations to be within a range of $3.33 to $3.47 per share, which represents growth of 25 to 30 percent compared with adjusted earnings per share from continuing operations of $2.66 in 2007. Fiserv expects full-year 2008 overall company adjusted internal revenue growth of 5 to 7 percent, with the financial segment at the upper end of the range and the insurance segment at the lower end of the range.

“We expect to achieve strong results in 2008 even in the face of market variability,” said Yabuki. “And given the nature of our business model, we believe we are positioned to achieve similarly strong results in 2009.”

EARNINGS CONFERENCE CALL

The company will discuss its fourth quarter and full-year 2007 results on a conference call and web cast at 4 p.m. CST on Feb. 6. To register for the event and to access supporting materials, go to

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www.fiserv.com and click on the link for the event in the “Upcoming Events” section of the home page. From there, click “Access Event.”

USE OF NON-GAAP FINANCIAL INFORMATION

We supplement our reporting of total revenues, operating income, income from continuing operations, net income and earnings per share information determined in accordance with GAAP by using “adjusted revenues,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share from continuing operations,” “free cash flow,” and “adjusted internal revenue growth,” in this earnings release. Management believes that certain non-cash or unusual adjustments to revenues or expenses and the exclusion of certain pass-through revenues and expenses enhance the evaluation of our performance, because they are not pertinent to day-to-day operational decisions made in the business. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share in calculating these non-GAAP measures.

Examples of such non-cash or unusual items may include, but are not limited to: non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, and merger and integration expenses, all offset by the cumulative income tax impact of these items. We exclude these items to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses such results to evaluate the impact of operational business decisions. We regularly report adjusted results to our chief executive officer, who uses this information to allocate resources to our various business units.

For a discussion of free cash flow and adjusted internal revenue growth, please see pages 10 and 12, respectively. We believe this supplemental information is useful to investors for their independent evaluation and understanding of the performance of our management and our core business performance. These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income, income from continuing operations, net income and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of core processing solutions for U.S. banks, credit

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unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv reported nearly $4 billion in total revenue from continuing operations for 2007. For more information, please visit www.fiserv.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of, and proceeds from, the sale of discontinued operations, and anticipated adjusted earnings per share from continuing operations and adjusted internal revenue growth in 2008 and 2009. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely affect the company’s results include, among others, the company’s ability to complete the sale of the remainder of the Fiserv ISS business, the company’s ability to successfully integrate CheckFree’s operations, changes in clients’ demand for the company’s products or services, pricing or other actions by competitors, the impact of the company’s Fiserv 2.0 initiatives, general changes in economic conditions and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (1)

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Processing and services	$740,076	$632,464	$2,692,472	$2,488,200
Product	370,175	297,587	1,229,222	1,077,774

Total revenues	1,110,251	930,051	3,921,694	3,565,974

Expenses
Cost of processing and services	463,014	407,291	1,658,364	1,578,095
Cost of product	294,913	233,342	979,120	839,509
Selling, general and administrative(2)	171,349	128,994	554,465	483,652

Total expenses	929,276	769,627	3,191,949	2,901,256

Operating income	180,975	160,424	729,745	664,718
Interest expense – net	(35,988)	(10,596)	(69,197)	(40,672)

Income from continuing operations before income taxes	144,987	149,828	660,548	624,046
Income tax provision	54,778	58,061	252,489	235,788

Income from continuing operations	90,209	91,767	408,059	388,258
Income from discontinued operations – net of tax (3)	6,446	14,179	31,270	61,656

Net income	$96,655	$105,946	$439,329	$449,914

GAAP Earnings per share
Continuing operations (1)(2)	$0.54	$0.52	$2.42	$2.19
Discontinued operations (3)	0.04	0.08	0.19	0.35

Total	$0.58	$0.61	$2.60	$2.53

Diluted shares used in computing earnings per share	165,853	174,906	168,760	177,529

(1)	The 2007 results include the operations of CheckFree from the date of acquisition on Dec. 3, 2007. The company has reflected 28 days of CheckFree results in the fourth quarter.
(2)

Selling, general and administrative expenses include a $7.5 million charge recorded in the fourth quarter of 2007 in connection with the amendment of an employment agreement originally entered in October 2005 for the creation of a wholly-owned offshore captive operation. In addition, the company incurred merger costs associated with the acquisition of CheckFree totaling $9.5 million and a charge of $9.1 million primarily associated with consolidation of operations within the company’s lending division in the fourth quarter of 2007. See page 9 for further detail associated with these items and a reconciliation of GAAP earnings per share from continuing operations to adjusted earnings per share from continuing operations.

(3)

The company has reported Fiserv ISS, certain health businesses (Fiserv Health) and certain lending businesses as discontinued operations. Discontinued operations includes pre-tax charges of $32 million in 2007, or $0.13 per share, primarily comprised of $18 million related to the disposition activities including retention bonuses, severance and other sales expenses and a $14 million charge in Fiserv Health for employee severance, facility shutdown and other charges to cease an investment in a new technology platform in the health plan management business in the second quarter of 2007. The company anticipates that the gain on sale of Fiserv Health will be reflected in the first quarter of 2008 and the gain on sale of Fiserv ISS will be reflected in 2008.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (1)

(In thousands, unaudited)

	December 31,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$297,476	$116,896
Trade accounts receivable - net	839,449	506,136
Deferred income taxes	71,385	29,143
Prepaid expenses and other current assets	353,149	128,510
Assets of discontinued operations held for sale (1)	2,616,911	2,673,530

Total current assets	4,178,370	3,454,215
Property and equipment - net	371,452	220,335
Intangible assets - net	2,323,703	528,585
Goodwill	4,843,461	2,007,719
Other long-term assets	128,719	40,844

Total	$11,845,705	$6,251,698

Liabilities and Shareholders’ Equity
Trade accounts payable	$181,962	$143,056
Accrued expenses	599,474	320,434
Current maturities of long-term debt	509,488	—
Deferred revenues	351,181	246,747
Liabilities of discontinued operations held for sale (1)	2,111,937	2,139,399

Total current liabilities	3,754,042	2,849,636
Long-term debt	4,894,752	744,897
Deferred income taxes	571,349	169,702
Other long-term liabilities	158,711	61,841

Total Liabilities	9,378,854	3,826,076
Shareholders’ Equity	2,466,851	2,425,622

Total	$11,845,705	$6,251,698

(1)	Assets and liabilities of Fiserv ISS, Fiserv Health and certain lending businesses are reported as assets and liabilities of discontinued operations held for sale for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – CONTINUING OPERATIONS (1)

(In thousands, unaudited)

	Years Ended December 31,
	2007	2006
Cash flows from operating activities
Net income	$439,329	$449,914
Adjustment for discontinued operations	(31,270)	(61,656)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	21,595	14,362
Share-based compensation	23,423	26,445
Excess tax benefit from exercise of stock options	(12,300)	(10,008)
Settlement of interest rate hedge contracts	(30,239)	—
Depreciation and amortization	192,873	169,449
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(34,624)	(52,324)
Prepaid expenses and other assets	(32,336)	(12,377)
Trade accounts payable and other liabilities	19,399	9,762
Deferred revenues	8,422	8,355

Net cash provided by operating activities	564,272	541,922

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(160,416)	(162,395)
Payment for acquisitions of businesses, net of cash acquired	(4,332,575)	(186,536)
Other investing activities	19,164	(1,397)

Net cash used in investing activities	(4,473,827)	(350,328)

Cash flows from financing activities
Proceeds from long-term debt - net	4,460,321	137,809
Issuance of common stock and treasury stock	50,380	36,277
Purchases of treasury stock	(469,217)	(560,111)
Excess tax benefit from exercise of stock options	12,300	10,008
Other financing activities	(30,271)	2,766

Net cash provided by (used in) financing activities	4,023,513	(373,251)

Change in cash and cash equivalents	113,958	(181,657)
Net cash transactions from discontinued operations	66,622	152,528
Beginning balance	116,896	146,025

Ending balance	$297,476	$116,896

(1)

Cash flows from discontinued operations, comprised of Fiserv ISS, Fiserv Health and certain lending businesses, are excluded from the above Condensed Consolidated Statements of Cash Flows for all periods presented.

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FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO ADJUSTED INCOME AND

EARNINGS PER SHARE FROM CONTINUING OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
GAAP income from continuing operations(1)	$90,209	$91,767	$408,059	$388,258
Adjustments:
Employee severance, facility shutdown and other (2)	9,100	9,000	12,000	9,000
Merger costs and other adjustments (3)	12,600	—	12,600	—
Amortization of acquisition-related intangible assets	18,050	7,398	41,822	26,379
Tax benefit of adjustments	(15,304)	(6,050)	(25,573)	(13,453)

Adjusted income from continuing operations(1)	$114,655	$102,115	$448,908	$410,184

GAAP earnings per share - continuing operations(1)	$0.54	$0.52	$2.42	$2.19
Adjustments - net of income taxes:
Employee severance, facility shutdown and other (2)	0.03	0.03	0.04	0.03
Merger costs and other adjustments (3)	0.05	—	0.05	—
Amortization of acquisition-related intangible assets	0.07	0.03	0.15	0.09

Adjusted earnings per share - continuing operations(1)	$0.69	$0.58	$2.66	$2.31

Diluted shares used in computing earnings per share	165,853	174,906	168,760	177,529

(1)

GAAP and adjusted income from continuing operations include a $7.5 million pre-tax charge, or $0.03 per share, recorded in the fourth quarter of 2007 in connection with the amendment of an employment agreement originally entered in October 2005 for the creation of a wholly-owned offshore captive operation. The original agreement required the company to make a special performance payment based on a multiple of the cumulative operating profits of the business unit through the end of 2008. Due to the planned, continuing globalization of the company’s workforce in 2008 significantly in excess of the current 1,900 employees, the company amended the agreement to provide for two payments: a payment of $7.5 million, which was expensed in 2007; and an additional payment of $7.5 million to be earned and expensed in 2008 and paid in 2009.

(2)

These charges relate primarily to employee severance and facility shutdown expenses in the company’s lending and insurance businesses totaling $9.1 million in the fourth quarter of 2007, $12 million for the full year 2007 and $9 million in the comparable periods of 2006. The charges in the fourth quarter of 2007 include $7.5 million in the company’s lending division related primarily to facility closures and severance costs associated with combining operations due to the overall market decline in home equity processing volumes. The actions associated with these charges are designed to more closely align the existing cost structure with the current revenues from these businesses.

(3)

Merger costs primarily represent expenses associated with the acquisition of CheckFree, which closed on Dec. 3, 2007, including integration project management, employee severance, retention bonuses, net interest expense on borrowings incurred prior to closing, and other expenses totaling $9.5 million. In accordance with GAAP, merger and integration costs such as severance and facility shutdown costs directly related to existing Fiserv operations are required to be expensed. However, direct merger and certain integration costs related to CheckFree operations are recorded in the initial purchase accounting for the acquisition. In addition, in connection with the preliminary purchase price allocation, the company estimated the fair value of certain deferred revenue from license fees and other customer payments assumed in connection with the CheckFree acquisition. Revenue in December totaling $3.1 million would have been recognized by CheckFree or companies it acquired consistent with past practices. However, such revenue was not recorded by the company during the period ending December 31, 2007 due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP.

See page 4 for disclosures related to the use of non-GAAP performance measures.

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FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS

(Dollars in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Revenues – GAAP	$1,110,251	$930,051	$3,921,694	$3,565,974
Prescription product costs	(151,645)	(99,108)	(449,035)	(366,602)
Customer reimbursements	(112,495)	(113,720)	(432,069)	(408,980)
Deferred revenue adjustment	3,100	—	3,100	—

Adjusted revenues	$849,211	$717,223	$3,043,690	$2,790,392

Operating income – GAAP	$180,975	$160,424	$729,745	$664,718
Employee severance, facility shutdown and other	9,100	9,000	12,000	9,000
Merger costs and other adjustments	10,700	—	10,700	—
Amortization of acquisition-related intangible assets	18,050	7,398	41,822	26,379

Adjusted operating income	$218,825	$176,822	$794,267	$700,097

Operating margin – GAAP	16%	17%	19%	19%
Adjusted operating margin	26%	25%	26%	25%

See page 4 for disclosures related to the use of non-GAAP performance measures and the footnotes on pages 9 and 12 for explanations of adjustments to revenue and operating income.

FISERV, INC. AND SUBSIDIARIES

FREE CASH FLOW

(Dollars in thousands, unaudited)

	Years Ended December 31,
	2007	2006
Net income	$439,329	$449,914
Adjustment for discontinued operations	(31,270)	(61,656)
Share-based compensation	23,423	26,445
Settlement of interest rate hedge contracts	(30,239)	—
Depreciation and amortization	192,873	169,449
Capital expenditures	(160,416)	(162,395)

Free cash flow before changes in working capital	433,700	421,757
Changes in working capital-net	(29,844)	(42,230)
CheckFree financing and other non-recurring items	34,139	—

Free cash flow	$437,995	$379,527

Net cash provided by operating activities	$564,272	$541,922
Capital expenditures	(160,416)	(162,395)
CheckFree financing and other non-recurring items	34,139	—

Free cash flow	$437,995	$379,527

Free cash flow is measured as net income, excluding discontinued operations, plus share-based compensation, depreciation and amortization, less capital expenditures, plus or minus net changes in working capital as reported in the company’s condensed consolidated statements of cash flows. Free cash flow has also been adjusted for CheckFree financing and other non-recurring items, including the payment of $30 million to settle treasury-lock hedge contracts entered into in connection with the financing of the acquisition of CheckFree and non-recurring payments of $4 million related to certain one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the calculation of free cash flow since they are not indicative of the future free cash flow performance of Fiserv.

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FISERV, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS BY SEGMENT

(Dollars in thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Financial Institution Services (“Financial”)
Revenues – GAAP (1)	$768,689	$739,316	$3,005,928	$2,838,459
Customer reimbursements	(111,953)	(112,813)	(429,185)	(405,145)

Adjusted revenues	$656,736	$626,503	$2,576,743	$2,433,314

Operating income – GAAP (1)	$163,649	$142,029	$667,263	$565,586
Employee severance, facility shutdown and other	7,500	9,000	7,500	9,000
Amortization of acquisition-related intangible assets	6,059	5,395	23,234	20,042

Adjusted operating income	$177,208	$156,424	$697,997	$594,628

Operating margin – GAAP	21%	19%	22%	20%
Adjusted operating margin	27%	25%	27%	24%

Insurance Services (“Insurance”)
Revenues – GAAP (2)	$254,689	$190,735	$828,893	$727,515
Prescription product costs	(151,645)	(99,108)	(449,035)	(366,602)
Customer reimbursements	(542)	(907)	(2,884)	(3,835)

Adjusted revenues	$102,502	$90,720	$376,974	$357,078

Operating income – GAAP (2)	$17,239	$18,395	$62,395	$99,132
Employee severance, facility shutdown and other	1,600	—	4,500	—
Amortization of acquisition-related intangible assets	3,248	2,003	9,845	6,337

Adjusted operating income	$22,087	$20,398	$76,740	$105,469

Operating margin – GAAP	7%	10%	8%	14%
Adjusted operating margin	22%	22%	20%	30%

CheckFree (3)
Revenues – GAAP	$86,873		$86,873
Deferred revenue adjustment	3,100		3,100

Adjusted revenues	$89,973		$89,973

Operating income – GAAP	$14,487		$14,487
Merger costs and other adjustments	3,800		3,800
Amortization of acquisition-related intangible assets	8,743		8,743

Adjusted operating income	$27,030		$27,030

Operating margin – GAAP	17%		17%
Adjusted operating margin	30%		30%

(1)

Included in the Financial segment results were early contract termination fees of $5.5 million for the three months ended and $35.0 million for the year ended December 31, 2007, compared with $6.9 million and $23.3 million, respectively, for the comparable periods in 2006. This segment’s businesses generally enter into three- to five-year contracts that contain early contract termination fees. These fees are unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

(2)	Included in the Insurance segment results was a decline of $32.8 million in higher-margin flood claims processing revenues from $36.3 million in 2006 to $3.6 million in 2007.
(3)	CheckFree is presented as a separate segment because it was acquired on Dec. 3, 2007. In 2008, the company will realign its reporting segments when its new reporting structure is finalized.

See page 4 for disclosures related to the use of non-GAAP performance measures and the footnotes on pages 9 and 12 for explanations of adjustments to revenue and operating income.

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FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
Segment	2007	2006		2007		2006
Financial	3%	3%		4%		6%
Insurance	2%	6%		0%		10%

Total (2)	3%	3%		3%		7%

	Adjusted (3) Three Months Ended December 31,			Adjusted (3) Years Ended December 31,
	2007	2006		2007		2006
Financial	4%	6%		5%		6%
Insurance	(2)%	(11	)%(4)	(9	)%(4)	(2	)%(4)

Total (2)	3%	3	%(4)	3	%(4)	5	%(4)

(1)

Internal revenue growth percentages are measured as the increase in total revenues for the current period less “acquired revenue from acquisitions” divided by total revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $63.9 million ($5.7 million in the Financial segment and $58.2 million in the Insurance segment) for the fourth quarter of 2007 and $147.0 million ($43.7 million in the Financial segment and $103.3 million in the Insurance segment) for the year ended December 31, 2007 and represents pre-acquisition adjusted revenue of acquired companies, less dispositions, for the comparable prior year period. Acquired revenues in the Financial segment for the year ended December 31, 2006, include customer reimbursement pass-through costs of $22.7 million.

(2)	Total internal revenue growth percentage excludes the recent acquisition of CheckFree in December due to only 28 days of revenue and earnings being recorded in 2007.
(3)

The adjusted internal revenue growth percentages exclude the impact of customer reimbursements and prescription product costs, which are included in revenues and expenses under GAAP. The adjusted internal revenue growth percentages for 2006 exclude the impact of a large contract termination fee recognized in the fourth quarter of 2005 of $26.3 million in the Financial segment.

(4)

Flood claims processing revenue was $0.6 million, $1.8 million and $15.9 million in the fourth quarter of 2007, 2006 and 2005 and $3.6 million, $36.3 million and $28.5 million in the full year of 2007, 2006 and 2005, respectively. Excluding flood claim processing revenue, the adjusted internal revenue growth (decline) rate for the company and the Insurance segment would have been 4 percent and (2) percent in the full year of 2007, 5 percent and (4) percent in the full year of 2006, and 5 percent and 3 percent in the fourth quarter of 2006, respectively.

Actual and adjusted internal revenue growth percentages are non-GAAP financial measures that the company believes are useful to investors because they present internal revenue growth both including and excluding one large contract termination fee recognized in 2005, as well as customer reimbursements and prescription product costs that must be presented in revenue under GAAP. In addition, the company believes that the presentation of its adjusted internal revenue growth rate both including and excluding flood claims processing revenue is useful to investors because it enables them to understand the impact of these revenues, which can significantly impact the company’s internal revenue growth rate.

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL 2007 HISTORICAL FINANCIAL INFORMATION BY QUARTER

(In thousands, except per share amounts, unaudited)

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007	Full Year 2007
Revenues
Processing and services	$645,068	$654,945	$652,383	$740,076	$2,692,472
Product	298,065	283,891	277,091	370,175	1,229,222

Total revenues	943,133	938,836	929,474	1,110,251	3,921,694

Expenses
Cost of processing and services	403,171	398,851	393,328	463,014	1,658,364
Cost of product	235,530	225,337	223,340	294,913	979,120
Selling, general and administrative	127,980	132,556	122,580	171,349	554,465

Total expenses	766,681	756,744	739,248	929,276	3,191,949

Operating income	176,452	182,092	190,226	180,975	729,745
Interest expense – net	(9,110)	(11,445)	(12,654)	(35,988)	(69,197)

Income from continuing operations before income taxes	167,342	170,647	177,572	144,987	660,548
Income tax provision	65,129	65,385	67,197	54,778	252,489

Income from continuing operations	102,213	105,262	110,375	90,209	408,059
Income from discontinued operations – net of tax	11,350	2,974	10,500	6,446	31,270

Net income	$113,563	$108,236	$120,875	$96,655	$439,329

GAAP earnings per share
Continuing operations	$0.59	$0.62	$0.66	$0.54	$2.42
Discontinued operations	0.07	0.02	0.06	0.04	0.19

Total	$0.66	$0.64	$0.73	$0.58	$2.60

Adjusted earnings per share – continuing operations
Earnings per share – continuing operations	$0.59	$0.62	$0.66	$0.54	$2.42
Employee severance, facility shutdown and other	—	0.01	—	0.03	0.04
Merger costs and other adjustments	—	—	—	0.05	0.05
Amortization of acquisition-related intangible assets	0.03	0.03	0.03	0.07	0.15

Adjusted earnings per share – continuing operations	$0.62	$0.66	$0.69	$0.69	$2.66

Diluted shares used in computing earnings per share	172,637	169,907	166,641	165,853	168,760

See page 4 for disclosures related to the use of non-GAAP performance measures and footnotes on page 9 for explanations of adjustments to revenues and operating income.

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FISERV, INC. AND SUBSIDIARIES

QUARTERLY RECONCILIATION OF GAAP RESULTS TO ADJUSTED RESULTS BY SEGMENT

(Dollars in thousands, unaudited)

	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007	Full Year 2007
Total Company
Revenues – GAAP	$943,133	$938,836	$929,474	$1,110,251	$3,921,694
Prescription product costs	(98,435)	(100,348)	(98,607)	(151,645)	(449,035)
Customer reimbursements	(118,532)	(99,608)	(101,434)	(112,495)	(432,069)
Deferred revenue adjustment	—	—	—	3,100	3,100

Adjusted revenues	$726,166	$738,880	$729,433	$849,211	$3,043,690

Operating income – GAAP(1)	$176,452	$182,092	$190,226	$180,975	$729,745
Employee severance, facility shutdown and other	—	2,900	—	9,100	12,000
Merger costs and other adjustments	—	—	—	10,700	10,700
Amortization of acquisition-related intangible assets	7,250	8,127	8,395	18,050	41,822

Adjusted operating income	$183,702	$193,119	$198,621	$218,825	$794,267

Operating margin – GAAP	19%	19%	20%	16%	19%
Adjusted operating margin	25%	26%	27%	26%	26%

Financial
Revenues – GAAP	$753,404	$741,884	$741,951	$768,689	$3,005,928
Customer reimbursements	(117,619)	(97,812)	(101,801)	(111,953)	(429,185)

Adjusted revenues	$635,785	$644,072	$640,150	$656,736	$2,576,743

Operating income – GAAP	$162,729	$166,319	$174,566	$163,649	$667,263
Employee severance, facility shutdown and other	—	—	—	7,500	7,500
Amortization of acquisition-related intangible assets	5,390	5,599	6,186	6,059	23,234

Adjusted operating income	$168,119	$171,918	$180,752	$177,208	$697,997

Operating margin – GAAP	22%	22%	24%	21%	22%
Adjusted operating margin	26%	27%	28%	27%	27%

Insurance
Revenues – GAAP	$189,729	$196,952	$187,523	$254,689	$828,893
Prescription product costs	(98,435)	(100,348)	(98,607)	(151,645)	(449,035)
Customer reimbursements	(913)	(1,796)	367	(542)	(2,884)

Adjusted revenues	$90,381	$94,808	$89,283	$102,502	$376,974

Operating income – GAAP	$13,723	$15,773	$15,660	$17,239	$62,395
Employee severance, facility shutdown and other	—	2,900	—	1,600	4,500
Amortization of acquisition-related intangible assets	1,860	2,528	2,209	3,248	9,845

Adjusted operating income	$15,583	$21,201	$17,869	$22,087	$76,740

Operating margin – GAAP	7%	8%	8%	7%	8%
Adjusted operating margin	17%	22%	20%	22%	20%

CheckFree
Revenues – GAAP				$86,873	$86,873
Deferred revenue adjustment				3,100	3,100

Adjusted revenues				$89,973	$89,973

Operating income – GAAP				$14,487	$14,487
Merger costs and other adjustments				3,800	3,800
Amortization of acquisition-related intangible assets				8,743	8,743

Adjusted operating income				$27,030	$27,030

Operating margin – GAAP				17%	17%
Adjusted operating margin				30%	30%

(1)

Includes $14.4 million of expenses incurred in the fourth quarter not allocated to the segments, comprised of $6.9 million of Fiserv merger costs and $7.5 million related to the amendment of an employment agreement discussed on page 9.

See page 4 for disclosures related to the use of non-GAAP performance measures and footnotes on pages 9 and 12 for explanations of adjustments to revenues and operating income.

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FISERV, INC. AND SUBSIDIARIES

SUPPLEMENTAL 2006 HISTORICAL FINANCIAL INFORMATION BY QUARTER

(In thousands, except per share amounts, unaudited)

	First Quarter 2006	Second Quarter 2006	Third Quarter 2006	Fourth Quarter 2006	Full Year 2006
Revenues
Processing and services	$622,109	$602,970	$630,657	$632,464	$2,488,200
Product	250,229	263,440	266,518	297,587	1,077,774

Total revenues	872,338	866,410	897,175	930,051	3,565,974

Expenses
Cost of processing and services	386,617	391,005	393,182	407,291	1,578,095
Cost of product	195,227	194,864	216,076	233,342	839,509
Selling, general and administrative	118,407	116,641	119,610	128,994	483,652

Total expenses	700,251	702,510	728,868	769,627	2,901,256

Operating income	172,087	163,900	168,307	160,424	664,718
Interest expense – net	(8,143)	(10,351)	(11,582)	(10,596)	(40,672)

Income from continuing operations before income taxes	163,944	153,549	156,725	149,828	624,046
Income tax provision	62,150	56,670	58,907	58,061	235,788

Income from continuing operations	101,794	96,879	97,818	91,767	388,258
Income from discontinued operations – net of tax	14,417	20,790	12,270	14,179	61,656

Net income	$116,211	$117,669	$110,088	$105,946	$449,914

GAAP earnings per share
Continuing operations	$0.56	$0.55	$0.56	$0.52	$2.19
Discontinued operations	0.08	0.12	0.07	0.08	0.35

Total	$0.64	$0.66	$0.63	$0.61	$2.53

Adjusted earnings per share – continuing operations
Earnings per share – continuing operations	$0.56	$0.55	$0.56	$0.52	$2.19
Employee severance, facility shutdown and other	—	—	—	0.03	0.03
Amortization of acquisition-related intangible assets	0.02	0.02	0.02	0.03	0.09

Adjusted earnings per share – continuing operations	$0.58	$0.57	$0.58	$0.58	$2.31

Diluted shares used in computing earnings per share	181,783	177,551	175,875	174,906	177,529

See page 4 for disclosures related to the use of non-GAAP performance measures and footnotes on page 9 for explanations of adjustments to revenues and operating income.

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FISERV, INC. AND SUBSIDIARIES

FISERV 2.0 KEY METRICS, SALES QUOTA ATTAINMENT AND ELECTRONIC PAYMENT TRANSACTIONS

(In millions, unaudited)

Key Metrics	2007	2007 Attainment
	Objective	In Dollars	Percentage
Integrated Sales (1)	$26	$30	115%
Operational Effectiveness (2)	$15	$20	133%
Overall Sales Quota Attainment (3)	100%	—	97%

(1)

Integrated Sales targets are exclusive of amounts within normal sales quota and only include sales from a designated list of additional products. Dollar value is the amount of recurring annual revenue which excludes any one-time revenue.

(2)	Operational Effectiveness targets represent cost savings associated with Fiserv 2.0 initiatives. The “2007 Objective” is the total amount of savings targeted to be attained in the measurement period.
(3)	Overall Sales Quota is the traditional companywide sales quota system, and excludes incremental sales included in the Integrated Sales metric

Electronic Payment Metrics	Q1	Q2	Q3	Q4	2007
Bill Payment Transactions(4)	269.6	275.3	282.4	300.9	1,128.2
Bill Payment Year-over-year Transaction Growth	24%	21%	20%	20%	21%
Ebills Delivered	58.6	60.5	63.5	68.0	250.6
Ebill Growth Year-over-Year	26%	21%	23%	24%	23%

(4)

Bill Payment Transactions represent on-line bill payment transactions occurring through financial institutions, brokerage firms or portals. The presentation includes CheckFree historical data for each full quarter of 2007.

FISV-E

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